Exhibit 10.19












                              ASPHALT RIDGE PROJECT

                       OPERATING AND MANAGEMENT AGREEMENT






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                                             Table of Contents
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RECITALS ..............................................................................................  1

AGREEMENT..............................................................................................  1

         1.       Definitions..........................................................................  1

         2.       Engagement of Crown Asphalt as the Operator; Representations and
                  Warranties...........................................................................  6
                  2.1      Engagement of the Operator..................................................  6
                  2.2      Ownership and Custody of Company Assets.....................................  6
                  2.3      Representations and Warranties..............................................  7

         3.       Responsibilities of the Company......................................................  7

         4.       Authority of the Operator............................................................  8
                  4.1      Operation of Project........................................................  8
                  4.2      No Assumption of Obligations Outside Authority.  ...........................  9
                  4.3      Other Authority.  ..........................................................  9

         5.       Duties of the Operator...............................................................  9
                  5.1      Presentation of Annual Operating Plan.......................................  9
                  5.2      Conduct of Operations.......................................................  9
                  5.3      Other Mineral Properties....................................................  9
                  5.4      Specific Powers and Duties of the Operator.................................. 10
                  5.5      Books and Records........................................................... 12
                  5.6      Audits...................................................................... 12

         6.       Reports.............................................................................. 13
                  6.1      Reports..................................................................... 13
                  6.2      Results of Operations....................................................... 13
                  6.3      Access to Records........................................................... 13
                  6.4      Inspection of Property...................................................... 14

         7.       Standard of Care..................................................................... 14

         8.       Company Liability for Costs; Indemnification of the Operator......................... 14
                  8.1      Reimbursement............................................................... 14
                  8.2      Indemnification............................................................. 14

         9.       Compensation of the Operator......................................................... 14
                  9.1      Reimbursement of Costs...................................................... 14
                  9.2      Management Fee.............................................................. 16


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         10.      Presentation of Annual Operating Budget.............................................. 16
                  10.1     Scope of Annual Operating Budget............................................ 16
                  10.2     Content of Annual Operating Plan. .......................................... 16
                  10.3     Amendments and Supplements.................................................. 17
                  10.4     Approval by Management Committee............................................ 17

         11.      Performance of Approved Annual Operating Plan........................................ 17
                  11.1     Conformance with Annual Operating Plan...................................... 17
                  11.2     Overruns.................................................................... 17
                  11.3     Emergencies................................................................. 17

         12.      Activities During Deadlock........................................................... 18

         13.      Accounts and Settlements............................................................. 18
                  13.1     Monthly. ................................................................... 18
                  13.2     Billings for Cash Requirements. ............................................ 18

         14.      Sale of Products..................................................................... 18

         15.      Term of Agreement.................................................................... 18

         16.      Force Majeure........................................................................ 19

         17.      Default.............................................................................. 19
                  17.1     Failure to Perform.......................................................... 19
                  17.2     Negotiation of Disputes..................................................... 19
                  17.3     Responsibility for Default.................................................. 19
                  17.4     Measure of Compensation..................................................... 19

         18.      Successors and Assigns............................................................... 20

         19.      Removal or Resignation of the Operator............................................... 20
                  19.1     Removal of the Operator..................................................... 20
                  19.2     Resignation; Deemed Offer to Resign......................................... 20
                  19.3     Continuity of Operations.................................................... 21
                  19.4     Replacement of Operator on Economic Grounds................................. 21
                  19.5     Sale of MCNIC's Interest; Reduced Crown Interest............................ 22

         20.      Arbitration.......................................................................... 22
                  20.1     Submission to Arbitration................................................... 22
                  20.2     Initiation of Arbitration and Selection of Arbitrators...................... 22
                  20.3     Arbitration Procedures...................................................... 23
                  20.4     Enforcement................................................................. 23
                  20.5     Fees and Costs.............................................................. 23

         21.      Notice; Representatives.............................................................. 23


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                  21.1     Representatives............................................................. 23
                  21.2     Notices..................................................................... 23

         22.      Confidentiality...................................................................... 25

         23.      General Provisions................................................................... 25
                  23.1     Section Headings. .......................................................... 25
                  23.2     Severability................................................................ 25
                  23.3     Governing Law. ............................................................. 25
                  23.4     Entire Agreement; Amendments. .............................................. 25
                  23.5     No Partnership. ............................................................ 25
                  23.6     Waiver...................................................................... 26


                                List of Exhibits
                                ----------------

EXHIBIT A                  DESCRIPTION OF ASPHALT RIDGE PROPERTY
EXHIBIT B                  FIRST ANNUAL OPERATING PLAN

SCHEDULE I                 ACCOUNTING PROCEDURES




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                                  ASPHALT RIDGE
                       OPERATING AND MANAGEMENT AGREEMENT


         THIS OPERATING AND MANAGEMENT AGREEMENT (this "Agreement"), dated as of August 1, 1997, is between CROWN ASPHALT RIDGE L.L.C., a Utah limited liability company (the "Company"), and CROWN ASPHALT CORPORATION, a Utah corporation ("Crown Asphalt" or, when acting as such, the "Operator").


                                    RECITALS

         A. The Company has been organized by its sole members, Crown Asphalt and MCNIC Pipeline and Processing Company, a Michigan corporation ("MCNIC"), for the purpose of developing, mining, processing, and marketing "Products" (as defined in Section 1 of this Agreement) contained in designated tar sands deposits located near Vernal, Utah within the Properties, (as defined in Section 1 of this Agreement).

         B. Crown Asphalt has substantial experience and expertise in exploring for, and equipping, mining, processing, and operating tar sands properties for the purpose of recovering Products therefrom, and Crown Asphalt has access to the information, knowledge, experience, and proven technical capability and other resources to undertake the personal services required for the management of the "Project," as defined in Section 1 of this Agreement.

         C. The Company and Crown Asphalt desire to enter into this Agreement to allow Crown Asphalt to act as the Operator of the Project in accordance with and subject to the terms and provisions of this Agreement.


                                    AGREEMENT

         In consideration of the mutual benefits to be obtained hereby and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. For purposes of this Agreement and all Exhibits and Schedules attached to this Agreement, the following terms have the meanings set forth below:

         "AAA" means the American Arbitration Association.

         "Accounting  Procedures"  means the Accounting  Procedures  attached as
Schedule I to this Agreement.

         "Affiliate" of a party means (a) any Person or entity directly or indirectly owning, controlling, or holding with power to vote 50% or more of the



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outstanding voting securities, membership interests, or partnership interests of the party; (b) any entity 50% or more of whose outstanding voting securities, membership interests, or partnership interests are directly or indirectly owned, controlled, or held with power to vote by the party or a Person or group described in (a); and (c) any officer, director, member, manager, or partner of the party or any Person described in subsections (a) or (b) of this paragraph. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust, or otherwise. Affiliates of Crown Asphalt include Crown Parent, and Gavilan Petroleum, Inc., a Utah corporation.

         "Agreement" means this Asphalt Ridge Project Operating and Management Agreement, including all amendments and modifications, and all Exhibits and Schedules attached to the Agreement, which are incorporated into the Agreement by this reference.

         "Annual Operating Plan" has the meaning set forth in Section 5.3(a) of the LLC Operating Agreement.

         "Assets" means the Properties, Products, Licenses, contract rights, and all other moveable and immoveable, corporeal and incorporeal property of the Company, including property presently owned by the Company or hereafter acquired by the Company, whether owned or leased by the Company.

         "Chairman" means the individual selected as the Chairman of the Company pursuant to the LLC Operating Agreement.

         "Confidential Information" means information concerning the properties, operations, business, trade secrets, technical know-how, and other non-public information and data of the other party and any technical information with respect to the Project.

         "Continuing Obligations" means obligations or responsibilities that are reasonably expected to continue or arise after Operations on a particular area of the Properties or Operation of a Plant have ceased or are suspended, such as future monitoring, stabilization, or Environmental Compliance.

         "Crown Parent" means Crown Energy Corporation, a Utah corporation.

         "Detailed Engineering" means the engineering study conducted by the Company concerning the items set forth in Schedule 1(b) of the LLC Operating Agreement.

         "Development" means all preparation (other than Exploration) for the removal and recovery of Products, including verification of existing ore reserves at the Properties, activities aimed at expansion of production from presently known deposits, construction and installation of the Initial Plant, and all related Environmental Compliance.

         "Employees" shall have the meaning set forth in Section 9.1.



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         "Encumbrances"  means mortgages,  deeds of trust,  security  interests,
pledges,   liens,  net  profits  interests,   royalties  or  overriding  royalty
interests, other payments out of production, or other burdens of any nature.

         "Environmental Compliance" means actions performed during or after Operations to comply with the requirements of all Environmental Laws, Licenses, or other contractual commitments or obligations of the Company.

         "Environmental Laws" means Laws aimed at Reclamation or restoration of the Property; abatement of pollution; protection of the environment; protection of flora, fauna, or wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage, or control of hazardous materials or substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater, and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling, or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, including without limitation CERCLA and RCRA.

         "Environmental Liabilities" means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including without limitation attorneys' fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or of any nature whatsoever that are asserted against any Person, by any Person or entity alleging liability (including without limitation liability for study, testing, or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, natural resource damages, property damages, business losses, personal injuries, penalties, or fines) arising out of, based on, or resulting from (i) the
presence,   release,   threatened  release,  discharge,  or  emission  into  the
environment of any hazardous materials or substances existing or arising on, beneath, or above the Property or emanating or migrating or threatening to emanate or migrate from the Property to off-site properties, (ii) physical disturbance of the environment, or (iii) the violation or alleged violation of any Environmental Laws.

         "Expansion or Modification" means, with respect to the Initial Plant only, (i) a material increase in mining or production capacity; (ii) a material change in the process used to produce Products; (iii) a material change in waste or tailings disposal methods; or (iv) a material change in Environmental Compliance. An increase or change is "material" if it is anticipated to cost more than 10% of the original capital costs attributable to the Development of the mining or production capacity, recovery process, or waste or tailings disposal methods relating to the Initial Plant.

         "Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality, or commercial value of new deposits of Products, including airborne surveys, sampling, geologic surveys, geophysical surveys, geochemical testing, surface and underground drilling and workings, and other methods, and all related Environmental Compliance.


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         "Governmental  Fees" means all location fees, mining claim rental fees, mining claim maintenance payments, and similar payments required by Law to locate or hold unpatented mining claims.

         "Initial Development Schedule" means a detailed schedule for the Project including a schedule and budget for technical visits and reviews, Exploration, Feasibility Studies, testing necessary to support environmental impact analyses, environmental baseline studies, and arranging for timely accounting, communications, computer, and other systems necessary to support the Development scheduling for the Project.

         "Initial Plant" means the Plant to be constructed by the Company in accordance with the LLC Operating Agreement.

         "Law" or "Laws" means all applicable federal, state, and local Laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative, or judicial in nature.

         "Leased  Equipment"  shall  mean the  mining  equipment  identified  on
Schedule 3.3(a)(i) to the LLC Operating Agreement.

         "Licenses" means all licenses, leases, permits, certificates, agreements, and other documents or contracts necessary for the Company to carry out the full scope of its business activity with respect to the Properties, including all licenses, leases, and permits from competent governmental or regulatory authorities and third parties granting the Company the right to prospect for, appraise discovered deposits of, and mine ores containing Products, and to produce Products therefrom. As the context requires, "Licenses" shall mean all such licenses, leases, permits, agreements, and other documents necessary to enable the Company to carry out all Exploration, Development, and Mining contemplated in the first Annual Operating Plan, or for any subsequent Exploration, Development, and Mining Program approved by the Management Committee for other portions of the Properties or other properties that are acquired by the Company.

         "LLC Operating Agreement" means the Operating Agreement for Crown Asphalt Ridge L.L.C. of even date with this Agreement.

         "Management Committee" means the Management Committee of the Company established pursuant to the LLC Operating Agreement.

         "Marketing Plan" means a plan approved by the Management Committee for the marketing of Products and shall address, among other things, the projected market and prices for each Product, potential purchasers and terms of anticipated contracts for the sale of Products, and potential new markets.

         "Mining"  means  the  mining,  extracting,  producing,   beneficiating,
handling, refining, or other processing of Products, as well as the removal of overburden from and the reclamation of the Properties.

         "Operations" means the activities and operations carried out by or on behalf of the Company pursuant to the terms of this Agreement.

         "Operations Account" means the account maintained in accordance with this Agreement showing the charges and credits incurred or obtained by the Operator that are chargeable or credited to the Company.

         "Operator" means Crown Asphalt and any successor to Crown Asphalt authorized by the Management Committee having the responsibilities of the Operator pursuant to this Agreement.

         "Person"   means  a  natural   person,   corporation,   joint  venture,
partnership, limited partnership, limited liability company, trust, estate, business trust, association, governmental authority, or any other entity.

         "Permitted Investments" has the meaning set forth in Section 5.4(d).

         "Plant" means a facility or facilities for the handling, processing, separation, flotation, refining, or other beneficiation of Products.

         "Prime Rate" means the annual rate of interest that equals the floating commercial rate as published in the "Money Rates" section of the Wall Street Journal from time to time, adjusted in each case as of the banking day in which a change in the Prime Rate occurs; provided, however, that if such rate is no longer published in the Wall Street Journal, then "Prime Rate" shall mean an annual rate of interest that equals the floating commercial loan rate of Citibank, N.A., or its successor, announced from time to time as its "base rate," adjusted in each case as of the banking day in which a change in the base rate occurs.

         "Products" means all tar sands, hydrocarbons, bitumen, asphaltum and minerals and mineral resources produced from the Properties, and all products produced therefrom by or at the Initial Plant, including without limitation asphalt, performance grade asphalt, synthetic crude oil, and diesel fuel.

         "Project" means Operations associated with and directed toward operating and improving existing facilities, constructing and operating the Initial Plant, and exploring for, developing, and marketing commercially marketable Products from mines on the Properties, under a License and other rights granted by appropriate governmental agencies or third parties covering the Properties and the existing workings and all developed and undeveloped Products within the Properties and other properties that may be acquired by the Company and made subject to this Agreement.

         "Properties" means those interests in real property and Water Rights described in Exhibit A.

         "Reclamation" means actions performed during or after Operations to shape, stabilize, revegetate, or otherwise treat the land disturbed by Operations in order to return it to a safe, stable condition consistent with the establishment of a productive post-mining use of the land and the abandonment of facilities in a manner which protects the public's safety, and is in accordance with Laws. Reclamation shall be conducted using sound, economically, and technically practical environmental practices that are appropriate for the existing and anticipated Programs pursuant to which Operations are conducted, and that are consistent with the applicable reclamation Laws of Utah or the United States of America, whichever may be applicable.

         "Reclamation and Mine Closing Reserve" is defined in Section 10.2(d) of this Agreement.

         "Subsequent Plants" means two Plants that may be constructed by the Members after completion of the Initial Plant. The Subsequent Plants shall not be owned or held by the Company but shall be held in separate limited liability companies owned by the parties as described in Article VII of the LLC Operating Agreement.

         "Water Rights" means water and water rights and water permits, together with all applications for water rights or applications or permits for the use, transfer, or change of water rights, ditch and ditch rights, well and well rights, reservoir and reservoir rights, and stock or interests in irrigation or ditch companies appurtenant to the Properties, and all other rights to water for use at or in connection with the Properties or the improvements thereon, or the Mining of Products on or in the Properties that are now owned or hereafter acquired by the Company and made subject to this Agreement.

         All capitalized terms not defined herein have the meanings ascribed to them in the LLC Operating Agreement.

         2. Engagement of Crown Asphalt as the Operator; Representations and Warranties.

                  2.1 Engagement of the Operator. The Company hereby engages Crown Asphalt to act as an independent contractor to (i) manage, supervise, and conduct the Operations of the Company on behalf of the Company in accordance with the terms of this Agreement, (ii) carry out the Annual Operating Plan adopted and approved by the Management Committee, and (iii) implement the decisions made and instructions given from time to time by the Management Committee, all as provided and subject to the restrictions and limitations set forth herein. Crown Asphalt hereby accepts such engagement and responsibilities and agrees that it shall perform the obligations and duties described herein as an independent contractor in accordance with the authority granted to the Operator herein and the terms and conditions of this Agreement. Crown Asphalt may perform its duties as the Operator directly or through Crown Parent, the parent company of Crown Asphalt, or other Affiliates of Crown Asphalt, but Crown Asphalt shall remain responsible for performing its obligations hereunder.

                  2.2      Ownership and Custody of Company Assets.

                           (a)      All property,  real and personal  (excluding
the Crown Intellectual Property), held, developed, constructed, or acquired by or on behalf of the Company pursuant to this Agreement or the LLC Operating Agreement shall be owned by the Company, and the Operator shall not have any ownership, title, or interest therein except to the extent that the Operator has an interest as a Member under the LLC Operating Agreement. All equipment, (including the Company's interest as lessee under equipment leases) buildings, improvements, Products, properties, contract rights, Licenses, and other things acquired by the Operator for the Company shall be Assets of the Company irrespective of whether the Operator or the Company actually holds title.

                           (b)      The Operator shall have possession, custody,
and control of the Assets for the use and benefit of the Company in accordance with the terms of this Agreement.

                           (c)      Except  as permitted  by  this  Agreement or
unless authorized by the Management Committee or by an approved Annual Operating Plan, the Operator shall not mortgage, pledge, charge, encumber, create any lien upon or trust in, lease, sublease, or otherwise dispose of any Assets, the Project or any other real or personal property whatsoever or any contractual or other rights in which any Member or the Company has an interest, or acquire or contract to acquire any property for any Member or the Company under any conditional sales agreement or other title retention agreement or any property which is subject to any Encumbrance (other than any charge permitted by the LLC Operating Agreement) at the time of acquisition thereof; and the Operator shall take prompt action within the limits of available funds in the Operations Account to remove any Encumbrance arising or existing by operation of Law on or over any such right or property of any Member or the Company.

                  2.3 Representations and Warranties. Each of the parties hereby represents and warrants to the other that: (a) in the case of Crown Asphalt, it is a corporation validly existing under the Laws of Utah and is authorized to transact business in Utah, and, in the case of the Company, it is a limited liability company formed under the Laws of Utah and is authorized to transact business in Utah; (b) it is duly authorized to execute this Agreement and to carry out all its duties and obligations hereunder; (c) the execution and delivery of this Agreement will not violate or conflict with any provision of the Laws of Utah or of any organizational instrument governing or relating to the party; and (d) assuming due execution of this Agreement by all parties, this Agreement constitutes the legal, valid, and binding obligations of each party, enforceable against that party in accordance with its terms.

         3. Responsibilities of the Company. The Company shall:

                            (a) Obtain and maintain all Licenses from  competent
governmental authorities or third parties necessary for the Operator to carry out its duties and responsibilities to plan, construct, and operate the Project;

                            (b)  Obtain  and   maintain   Licenses  to  explore,
appraise, develop, and mine additional properties, if any, within the Properties for the Company that are to be operated by the Operator;

                            (c) Acquire  surface use and other  rights that will
allow the Operator to use surrounding lands to conduct prospecting, appraisals, exploration, and extraction of deposits of Products and transportation operations in connection with Licenses obtained by the Company, including Licenses related to the Properties and other prospect areas; and

                            (d) Timely review  proposed  Annual  Operating Plans
and, in the Company's discretion, approve and adopt Annual Operating Plans to allow the Operator to perform its obligations and duties under this Agreement.

The obligations of the Operator shall be excused to the extent that its ability to perform its obligations are impaired by the Company's failure to perform the above described actions; provided that the Company shall have no liability for failure to perform such actions.

         4.       Authority of the Operator.

                  4.1 Operation of Project. The Project will consist of the operation of the Initial Plant designed to recover Products from the Properties. The Initial Plant will be designed and constructed pursuant to arrangements to be provided for in other agreements with third parties. To the extent requested by the Company, the Operator shall cooperate with such activities to facilitate the Operator's timely and efficient assumption of the operation of the Project following the completion of the Initial Plant. In the operation of the Project and the performance of its duties and obligations hereunder, the Operator shall act as an independent contractor in accordance with its best judgment. The Operator shall obtain the approval of the Company prior to undertaking any of the following:

                            (a) any Expansion or Modification that increases the
capacity of the Project by more than 500 barrels of Product per year;

                            (b) any Expansion or  Modification to the Project or
any group of related capital additions or improvements to the Project estimated to cost more than $10,000, including without limitation the acquisition of transportation facilities of a capital nature;

                            (c) the surrender or  abandonment  of any mineral or
surface License, Water Right or other interest in land constituting a part of the Assets held in the name of the Operator;

                            (d) the sale, assignment, or transfer of all or part
of the Assets, provided that the Operator may dispose of any item or group of related items of tangible personal property included in the Assets for the account of the Company at fair market value if in the opinion of the Operator the property is no longer useful in the operation of the Project and its original acquisition cost did not exceed $10,000; and upon such disposition, such personal property shall be deemed excluded from the Assets;

                            (e) engaging in hedging  transactions  or investment
in other than Permitted Investments; or

                            (f)  retaining or entering into  contracts  with, or
engaging as an agent or independent contractor under this Agreement, any Affiliate of the Operator or Person affiliated with any Member; provided further, that if the Operator engages any of its Affiliates to provide services hereunder as provided above, it shall do so on terms comparable to and competitive with those available to the Operator from others dealing at arm's-length or terms that are approved unanimously by the Management Committee;

                            (g)  retaining  any  consulting  firms,  engineering
firms, accounting firms, and law firms to assist it in carrying out its obligations hereunder; or

                            (h)  subcontracting  for any  labor  or  operational
services if the aggregate amount payable, or reasonably estimated to be payable, under all such subcontracts is greater than $10,000 for any 12-month period.

                  4.2 No Assumption of Obligations Outside Authority. The Operator has no authority to act for or to assume any obligation or liability on behalf of the Company except for such authority as is expressly conferred on the Operator by this Agreement or by the Company pursuant to this Agreement or the Annual Operating Plan; and the Operator shall indemnify and hold the Company, the Members, their respective successors and assigns, and their respective directors, officers, employees, and agents harmless from and against any and all losses, claims, damages, and liabilities arising out of any unauthorized act or assumption of any obligation or liability by the Operator on behalf of the Company in bad faith or in circumstances constituting willful misconduct by the Operator.

                  4.3 Other Authority. The Operator shall have authority to undertake all other activities reasonably necessary to fulfill its duties pursuant to Section 5.

         5. Duties of the Operator. The Operator shall perform all actions reasonably necessary or advisable for the operation and maintenance of the Project and the Assets including without limitation the following:

                  5.1  Presentation of Annual Operating Plan. In accordance with
Section 10 and this Section 5.1, the Operator will each year develop and present to the Management Committee for approval a proposed Annual Operating Plan in accordance with Section 5.3 of the LLC Operating Agreement for the Project during the next succeeding calendar year. After approval by the Company of an Annual Operating Plan in accordance with the LLC Operating Agreement, the Operator will carry out the approved Annual Operating Plan, in cooperation with the Management Committee and in accordance with the terms of this Agreement.

                  5.2  Conduct  of  Operations.   Consistent   with  the  Annual
Operating Plan approved by the Management Committee, the Operator shall:

                            (a) after completion of construction of the Project,
manage the operation of the Project for the production of Products; and

                            (b)  market   Products  on  behalf  of  the  Company
pursuant to annual Marketing Plans approved by the Management Committee.

                  5.3 Other Mineral Properties. Consistent with an approved Annual Operating Plan the Operator shall:

                            (a) evaluate other  properties  included in the Area
of Mutual Interest for possible acquisition by the Company and make recommendations to the Management Committee for acquisition of properties that the Operator believes have commercial mineral potential for Products or are necessary or convenient for Mining Products within the Properties; and

                            (b) if requested by the Company,  manage Exploration
in the area of the Properties or of other properties acquired by the Company within the Area of Mutual Interest or the Project Area, using personnel, equipment, and subcontractors assembled by the Operator.

                  5.4 Specific Powers and Duties of the Operator. The Operator will have the following specific powers, obligations, and duties, which it will perform as would a prudent operator in accordance with good mining and processing industry practices and in accordance with the approved Annual Operating Plan:

                            (a) The Operator  shall  implement  the decisions of
the Management Committee, and shall make all expenditures necessary to carry out approved Annual Operating Plans within the limits set forth therein. The Operator shall promptly advise the Management Committee if it lacks sufficient funds, or anticipates that it will lack sufficient funds, to carry out its responsibilities under this Agreement.

                            (b) In consultation with the Chairman,  the Operator
shall develop an annual Marketing Plan for the marketing and sales of Products to enable the Chairman to submit the Marketing Plan to the Management Committee for approval at least 90 days before the beginning of the year to which the plan relates.

                            (c)  The   Operator   shall   assure  the   custody,
maintenance, operation, and protection of the Assets and any other property of any Member in the Operator's possession.

                            (d) The Operator shall deposit and prudently  invest
in Investments pre-approved by the Management Committee ("Permitted Investments") all funds it receives from or on behalf of the Company in excess of funds maintained in the Operations Account for current operations; and disburse such funds as are necessary to carry out Operations, including payment of all sums payable by the Operator for: its employment of employees, agents, representatives, engineers, advisers, independent contractors, and other personnel; its acquisition of services, supplies, utilities, materials, equipment, and other property necessary or appropriate in connection therewith as provided for in the Annual Operating Plan; all fees payable to the Operator under this Agreement; and remittance to the Company of the proceeds from the sale of Products as provided in this Agreement.

                            (e) The Operator  shall  maintain  full and accurate
accounts of all business transactions entered into pursuant to this Agreement.

                            (f) The  Operator  may sell or dispose of any tools,
equipment, supplies, or facilities included in the Project that wear out or are no longer useful; provided, however, that in any year the Operator may not sell or dispose of such tools, equipment, supplies, and facilities whose original acquisition costs exceed $10,000 in the aggregate, without the prior approval of the Management Committee.

                            (g) The Operator shall oversee the  preparation  and
evaluation of proposals for the further Development of the Project to increase the efficiency or capacity of the Project by providing facilities for the production of additional Products and for the conduct of such geological, geophysical and engineering as the Management Committee may deem necessary or desirable in connection therewith.

                            (h) The Operator  shall  explore for Products on the
Properties, with a view to maintaining adequate proven reserves of Products to meet anticipated requirements for the Mining and processing of Products within the Properties.

                            (i) Except to the extent limited by this  Agreement,
the Operator shall (i) purchase or otherwise acquire all material, supplies, equipment, vehicles, fuel, tools, supplies, power, water, utility, and transportation services required for Operations, and such purchases or acquisitions shall be made on the best terms reasonably available to the Operator, taking into account all the circumstances; (ii) procure all solvents required for solvent extraction Operations on the Project within the Properties; and (iii) use its reasonable best efforts to obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions.

                            (j) Except to the extent limited by this  Agreement,
the Operator shall (i) make or arrange for all payments required by Licenses, Encumbrances, contracts, and other agreements relating to the Company and its Operations; (ii) pay all Governmental Fees required as the result of the inclusion of unpatented mining claims as part of the Assets; and (iii) do all other acts reasonably necessary to maintain the Licenses and other Assets and carry out the obligations of the Company. If authorized by the Management Committee, the Operator shall have the right to contest in the courts, by arbitration, or otherwise, the validity or amount of any taxes or assessments if the Operator deems them to be unlawful, unjust, unequal, or excessive, or to undertake such other steps or proceedings as the Operator may deem reasonably necessary to secure a cancellation, reduction, readjustment, or equalization thereof before the Operator shall be required to pay them, and the Operator shall use reasonable efforts to prevent any Assets from being lost as a result of the nonpayment of any taxes, assessments, or similar charges.

                            (k) The Operator  shall  prepare and file reports or
returns (except returns with respect to taxes based upon or measured by income) required by Law, by the LLC Operating Agreement, or by the Licenses, or any other agreements to be filed in connection with the Operations or the Assets.

                            (l) The Operator shall: (i) apply for and obtain all
necessary Licenses in the name of the Company; (ii) maintain all necessary Licenses in accordance with their terms and all applicable Laws; (iii) conduct all Operations in compliance with applicable Laws; (iv) promptly notify the Chairman and the Management Committee of any allegations of substantial violation of Laws; and (v) prepare and file all reports or notices required for Operations of the Company. All reasonable costs incurred by the Operator in contesting and complying with any asserted violations of applicable Laws, including without limitation any fines or penalties, shall be charged to the Operations Account, except to the extent that any such costs result from the gross negligence or willful misconduct of the Operator, its Affiliates or subcontractors, or any of their employees or agents.

                            (m) The Operator  shall  prosecute  and defend,  but
shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of Operations and shall keep the Company advised regarding the status thereof; provided that the Company may elect to participate in or assume control of any such proceeding. Prior Management Committee approval shall be required for any settlement involving payments, commitments, or obligations in excess of $10,000 in cash or value.

                            (n) The Operator shall secure and maintain,  for the
benefit of the Company and the Operator in connection with the Operations and the Assets, adequate and reasonable insurance with coverage, limits, and deductible amounts as approved by the Management Committee if available at reasonable cost, including the covering of risks of personal injury to or death of employees or others and risk of fire. The Operator shall obtain and furnish to the Company certificates of insurance obligating the insurers to notify the Operator and the Company in writing 30 days prior to any cancellation or modification thereof, and shall, with the approval of the Management Committee, adjust losses and claims pertaining to or arising out of such insurance.

                            (o) The Operator shall dispose of Assets, whether by
sale, abandonment, surrender, or transfer in the ordinary course of business; provided, however, that without prior authorization from the Management Committee or the Chairman, the Operator shall not dispose of assets in any one transaction having a value in excess of $10,000.

                            (p) The Operator  will furnish,  or,  subject to the
approval of the Company pursuant to Section 4.1, subcontract for, sufficient labor forces to assure the performance of its obligations hereunder. The Operator shall obtain such management and technical personnel, including without limitation engineers, financial planning, accounting and marketing personnel, superintendents, advisers, experts and employees of the Operator, as it reasonably deems necessary or advisable.

                            (q) The Operator shall procure from outside  experts
and consultants special engineering, design, legal, accounting, advertising, public relations, and other professional and advisory services and shall supervise such independent contractors as the Operator may retain.

                            (r) The  Operator  shall  review  all  invoices  for
approval, pay all approved invoices, and keep and maintain all required accounting and financial records pursuant to the Accounting Procedures and in accordance with customary accounting practices in the U.S. mining and mineral processing industry. In addition, the Operator shall provide assistance to the Chairman in the preparation and maintenance of financial and tax accounts of the Company.

                            (s) The  Operator  shall  take  such  actions  in an
emergency affecting safety or life or the conduct of Operations or the preservation of Assets and any other property and assets of the Members in the Operator's possession without special instructions or authorizations as the Operator may deem necessary or advisable to prevent loss, injury, or damage or to maintain or restore Operations or the Assets.

                            (t)  The   Operator   shall   undertake   all  other
activities reasonably necessary to fulfill the foregoing.

                  5.5 Books and Records. The Operator shall properly maintain adequate books and records relating to its activities hereunder in accordance with generally accepted accounting principles consistently applied and the Accounting Procedures attached as Schedule I. All statements of transactions and accounts rendered by the Operator to the Company under this Agreement shall be rendered in United States Dollars.

                  5.6  Audits.  The books and  records  maintained  pursuant  to
Section 5.5 shall be open to the inspection by the Company and the Members at all reasonable times and shall be audited as of the end of each calendar year within 60 days after the end of the calendar year by a "Big Six" firm of public accountants selected by Operator as may be selected by the Management Committee; provided, however, that if the Management Committee adopts an accounting period other than the calendar year, audits shall be performed after the end of each such period, rather than at the end of the calendar year. All written exceptions to and claims against the Operator for discrepancies disclosed by any such audit shall be made not more than three months after receipt of the audit report by the Members. Failure to make any exception or claim within the three-month period shall mean the audit is correct and binding upon the Company and the Operator.

         6.       Reports.

                  6.1 Reports. The Operator shall use reasonable efforts to keep the Management Committee advised of all material aspects of the Operations by submitting in writing to the Management Committee:

                            (a) Monthly progress reports that include statements
of expenditures and comparisons of expenditures to the adopted Annual Operating Plan;

                            (b) Periodic summaries of data acquired;

                            (c) Copies of reports concerning Operations;

                            (d)  A   detailed   report   within  90  days  after
completion of each Annual Operating Plan, which shall include comparisons between actual and Budgeted expenditures and comparisons between the objectives and results of Programs;

                            (e) As soon as  practicable  (and not later  than 90
days after the close of each calendar year), such additional information or data concerning any Member that it requires in order to prepare its tax returns; and

                            (f) Such other reports as the  Management  Committee
may reasonably request.

                  6.2 Results of Operations. Within two days after the end of each calendar month, the Operator shall furnish to each Member a progress report summarizing the results of Operations of the Project during the preceding month as compared with the results of Operations of the Project for the month as forecast in the Annual Operating Plan approved and adopted by the Management Committee for that month.

                  6.3 Access to Records. The Operator shall permit each Member through its duly authorized representatives at all reasonable times to examine and make copies of all records, reports, accounts, plans, maps, logs, surveys, assays, analyses, production reports, correspondence, other documents, and all interpretations thereof under the control of the Operator relating to any of the Assets or the Operations. Each Member shall have the right to authorize, and the Operator shall permit, any lending institution to which the Member is or expects to become indebted (either by employees of the lending institution or independent accountants employed by it), at all reasonable times, to examine all such information, as well as the books and records maintained by the Operator pursuant to Section 5.5 and to discuss the finances and accounts of the Operator relating to Operations with officers and representatives of the Operator or with its public accountants.

                  6.4 Inspection of Property. The Operator shall permit each Member through its duly authorized representatives, and any lending institution (including any employees or accountants designated by it) authorized by a Member that is or expects to become indebted to the lending institution, at all reasonable times, to have access to the Properties, the facilities located thereon, and any other Project facility and to consult with employees of the Operator or any independent contractor and its employees that have been engaged by the Operator concerning the Operations and the performance of its services by the Operator under this Agreement.

         7. Standard of Care. The Operator shall conduct all Operations in a good, workmanlike, and commercially reasonable manner, in accordance with sound mining, processing, and other applicable industry standards and practices applicable in the area where the Operations are conducted, and in accordance with the provisions of the Licenses. Notwithstanding the foregoing sentence, the Operator shall not be liable to the Company for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Operator's gross negligence or willful misconduct.

         8.       Company Liability for Costs; Indemnification of the Operator.

                  8.1 Reimbursement. The Company shall provide the Operator with funds in advance or shall reimburse the Operator for any costs or liabilities incurred by the Operator in carrying out its responsibilities under this Agreement, including without limitation expenditures made in accordance with an approved Annual Operating Plan, expenditures otherwise authorized or permitted under this Agreement, and other expenditures authorized by the Company.

                  8.2 Indemnification. The Company agrees to indemnify and to hold harmless the Operator and its Affiliates against any claim of or liability to any third Person resulting from any act or omission of the Operator, its agents or employees, in conducting Operations pursuant to this Agreement in good faith to the extent that the claim or liability is not covered by insurance, and except to the extent that the claim or liability results from the gross negligence or willful misconduct of the Operator, its Affiliates, its agents, or its employees, unless the act or omission of the Operator, its Affiliates, agents, or employees, is done or omitted at the express instruction, or with the express concurrence of, the Company.

         9.       Compensation of the Operator.

                  9.1 Reimbursement of Costs. Subject to Section 11.1, the Company shall reimburse the Operator for all reasonable direct costs actually paid in the performance of this Agreement by the Operator, including without limitation the costs described in the Accounting Procedures, and the following:

                            (a)  compensation,  including  all  remuneration  in
whatever form, for personal services rendered by employees of the Operator or of any Person that is an Affiliate of the Operator who are employed full time in connection with and dedicated to the performance of this Agreement ("Employees"), including but not limited to reasonable salaries, wages, premiums for overtime and extra pay shifts, bonuses, incentives, suggestion and safety awards, social security, old age benefit taxes, employee insurance, contributions to pension and annuity plans and to employment and trade union plans or funds, superannuation funds, sick leave, long service leave, holiday pay, severance pay, and other fringe benefits;

                            (b) travel,  lodging,  subsistence,  and  incidental
expenses of Employees incurred in the discharge of duties connected with the performance of this Agreement;

                            (c)  costs  of  materials,  supplies,  and  services
required for the performance of this Agreement, including the costs of inspections, storage, salvage, and other usual expenses incident to the procurement and use thereof and costs of procurement of or arranging for shipment of Products and preparation of shipping documents;

                            (d) rents,  royalties,  renewal fees, or payments on
or in lieu of production of Products when such payments are made by the Operator for the account of the Company;

                            (e)  Governmental  Fees  and  taxes  of  every  kind
(except taxes based upon or measured by the income of the Operator) levied, assessed, or imposed upon or in connection with the Assets or the production of Products or other operations of the Project, together with any interest or penalties reasonably incurred in connection with contested payments thereof that are paid by the Operator for the benefit of the Company;

                            (f) charges for utility services such as power, gas,
water, and communications, including telephone, facsimile, and radio, and the cost and expense of installing or rendering any such services;

                            (g) costs  incurred  to replace or repair  damage or
loss or to satisfy liabilities arising from acts of Employees not compensated for by insurance or otherwise, unless due to the bad faith, gross negligence, or willful misconduct of the Operator;

                            (h) costs of transportation of Employees, materials,
equipment and supplies necessary for the operation of the Project;

                            (i) charges for legal, accounting,  engineering, and
consulting services rendered by professionals who are not Employees reasonably incurred in connection with the performance of this Agreement.

                            (j)  premiums  on  insurance  that the  Operator  is
required or permitted to carry under the terms of this Agreement;

                            (k) office expenses, including supplies,  equipment,
or other expenses incident to office maintenance and operation;

                            (l)  maintenance  and repair  expenses  necessary or
appropriate to keep the Project in good condition and repair and in efficient operating condition;

                            (m) costs and expenses  incurred in connection  with
the sale of Products, including without limitation promotional, advertising, and other selling activity, pursuant to approved Marketing Plans;

                            (n) costs and expenses  incurred in connection  with
geological, geophysical, geochemical, airborne, Environmental Compliance, any required environmental baseline studies, and engineering, undertaken by the Operator relating to the Exploration, Development, and Mining of the Project, including without limitation costs and expenses incurred in the Exploration and proving of reserves in the Properties;

                            (o) except for actions  brought against the Operator
by the Company in which the Operator is held liable by reason of its bad faith, willful misconduct or gross negligence, litigation costs and expenses, including attorneys' fees and expenses, and the amount of any judgments obtained against the Operator or the Company (and any agreed settlement) insofar as they relate to the Assets or the operation of the Project; and

                            (p) amounts  payable to  independent  contractors or
subcontractors, consultants, consulting firms, engineering firms, contractors, accounting firms, and law firms, retained by the Operator (subject to any prior approvals of the Company required under this Agreement) to assist the Operator in carrying out its obligations hereunder.

                  9.2 Management Fee. The Company will pay the Operator a monthly fee of $3,000 for managing the Operations in addition to such other costs as provided for elsewhere in this Agreement.

         10.      Presentation of Annual Operating Budget.

                  10.1 Scope of Annual Operating Budget. An Annual Operating Plan shall be for a period of one calendar year; however, upon approval by the Management Committee, an Annual Operating Plan may be for a period longer than one calendar year. The parties shall develop the first Annual Operating Plan within a reasonable time period after the execution hereof. During the period covered by an Annual Operating Plan, and at least 90 days prior to its expiration, the Operator will submit to the Management Committee a proposed Annual Operating Plan for the next succeeding period.

                  10.2 Content of Annual Operating Plan. Each Annual Operating Plan proposed by the Operator will contain the following information:

                            (a)  A  narrative   description  of  the  Operations
proposed for the period covered by the proposed Annual Operating Plan.

                            (b) A separate  breakdown  of costs for the  Project
and for activities pertaining to other areas within the Properties, if any.

                            (c) A detailed  breakdown  of costs by category  for
each phase of Operations, in accordance with the Accounting Procedures. Proposed expenditures will be shown on a monthly basis.

                            (d) Provision  for payment into an  interest-bearing
reserve account established by the Company (the "Reclamation and Mine Closure Reserve") of a uniform charge per unit of production sufficient over the life of the mine to pay the estimated total cost for Reclamation, abandonment, closure, and long-term care and monitoring of the Project or any other mine developed within the Properties by the Company, or if such fund is inadequate, payment of such additional amounts as are required to perform Reclamation or to establish a reserve fund sufficient to pay estimated Reclamation costs.

                            (e) A sum equaling 10% of all other  expenditures in
the Annual Operating Plan (excluding the Reclamation and Mine Closure Reserve and the Operator's management fee) as a reserve for contingencies.

                            (f)  Provision for the  Operator's  fees pursuant to
Section 9.2.

                            (g) Other information  required by Section 5.3(a) of
the LLC Operating Agreement.

                  10.3 Amendments and Supplements. During the period covered by an Annual Operating Plan, the Operator may propose amendments to the Annual Operating Plan or a supplemental Annual Operating Plan.

                  10.4 Approval by Management Committee. Action on a proposed Annual Operating Plan will be taken by the Management Committee as provided in the LLC Operating Agreement. If the Management Committee does not approve a proposed Annual Operating Plan, the Operator will, if feasible, in cooperation with the Management Committee attempt to make changes that will enable the Annual Operating Plan to be approved and adopted.

         11.      Performance of Approved Annual Operating Plan.

                  11.1 Conformance with Annual Operating Plan. Except as otherwise provided herein or as otherwise authorized by the Company, the Operator will conduct Operations, incur expenses, and purchase assets for the Company only in accordance with Annual Operating Plans approved by the Management Committee.

                  11.2 Overruns. Budget overruns of 10% or less may be made without amendment to the existing Annual Operating Plan or prior approval of the Company. If the Operator anticipates that an Annual Operating Plan overrun of greater than 10% will occur and believes that additional expenditures are warranted prior to the end of the approved Annual Operating Plan, the Operator shall propose one or more amendments or supplements to the current Annual Operating Plan for approval by the Management Committee. In calculating expenditures in excess of an approved Annual Operating Plan, all expenditures for the entire program covered by the Annual Operating Plan shall be considered as a whole and compared to the whole of the expenditure reflected in the Annual Operating Plan.

                  11.3 Emergencies. In case of emergency, the Operator may take any reasonable action it deems necessary to protect life, health, safety, or property, to protect the Assets, to comply with Laws, or to comply with Licenses governing operation of the Properties. The Operator may make reasonable expenditures for such emergencies. The Operator shall promptly notify the Management Committee of the emergency, and the Company shall reimburse the Operator for all reasonable resulting costs.

         12. Activities During Deadlock. If the Management Committee for any reason fails timely to adopt any Annual Operating Plan after the First Annual Operating Plan or a Minimum Budget, the Operator shall have authority to continue Operations sufficient to maintain the Assets, to comply with and fulfill all the requirements of all Licenses, to fulfill existing contracts, to comply with Laws, and, if production has commenced or Development of a mine has proceeded to near completion when the deadlock occurs, to maintain or initiate production levels consistent with the Annual Operating Plan that has previously been approved by the Management Committee. The Company shall provide funding for such Operations during deadlock and reimburse the Operator as provided in this Agreement.

         13.      Accounts and Settlements.

                  13.1 Monthly. Within two business days after the end of each month, the Operator shall submit to the Management Committee a report of estimated production of Products and estimated net income from the sale of Products for that month. Within 30 days after the end of each month, the Operator shall submit to the Management Committee a balance sheet as of the end of that month and a statement of income and expenses for that month, a report of production of Products for that month, and such additional information with respect to the Operations for that month as the Company may request.

                  13.2 Billings for Cash Requirements. On the basis of the approved Annual Operating Plan, the Operator shall submit to the Management Committee prior to the last day of each month a billing for estimated cash requirements for the next month to the extent that they are in excess of cash remaining available from prior advances of cash made by the Company and from sales of Products. Within 30 days after receipt of each billing, the Company shall advance to the Operator the amount set forth in the billing. The Operator shall maintain a cash balance approximately equal to anticipated disbursements for the next 30 days, and the Operator shall promptly remit to the Company all funds in excess of that amount. The Operator shall prudently invest all funds in excess of immediate cash requirements for the benefit of the Project in Permitted Investments.

         14. Sale of Products. The Operator shall cause Products to be sold in accordance with the terms and provisions of a Marketing Plan approved by the Company or pursuant to such other direction of the Company to the Operator if no such plan is in effect.

         15. Term of Agreement. Unless sooner terminated as provided herein, the term of this Agreement shall commence on the effective date of this Agreement and shall expire two years after that date (the "Initial Term"), which term shall be automatically extended for unlimited successive one year periods unless it is terminated during the pendency of any such subsequent period by one party furnishing the other with written notice, at least 90 days prior to the expiration of the period, of an intent to terminate this agreement upon the expiration of the period. It is expressly the intent of the parties hereto that unless previously removed as the Operator pursuant to the terms of this Agreement, the Operator shall act in a similar capacity and on similar terms as are provided for herein with regard to each Subsequent Plant, Additional Opportunity or AMI Opportunity described within the LLC Operating Agreement.

         16. Force Majeure. Except for the obligation to make payments when due hereunder, the obligations of the Company or the Operator shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control ("Force Majeure"), including without limitation labor disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant); acts of God; Laws, proclamations, instructions, or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms, or unreasonable delays in obtaining, any License or other authorization, including governmental approvals;

curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state, or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection, or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought, or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services, or equipment or by contractors' or subcontractors'
shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities, or services; accidents; breakdown of equipment, machinery, or facilities; or any other cause, whether similar or dissimilar to the foregoing. The performance of the party affected by Force
Majeure shall be suspended only for as long as the event of Force Majeure continues, and the parties shall consult with each other and use their best efforts to find alternative means of accomplishing such performance as satisfies the requirements of this Agreement. Immediately upon cessation of the event of Force Majeure, the party affected by Force Majeure shall notify the other party in writing and shall take steps to recommence or continue the performance that was suspended.

         17.      Default.

                  17.1 Failure to Perform. The failure of any party to perform any of its obligations in this Agreement and the failure of that party to cure the default within 14 days after the issuance of written notice thereof (or initiate efforts to cure if the cure would extend beyond the foregoing period) shall constitute a default by that party.

                  17.2 Negotiation of Disputes. The parties shall negotiate in good faith to resolve amicably any disputed matters relating to alleged defaults. In addition, the parties shall negotiate in good faith procedures to be adopted to avoid ongoing defaults by any party.

                  17.3 Responsibility for Default. A defaulting party shall be responsible to the non-defaulting party for all direct damages caused by its default.

                  17.4 Measure of Compensation. The measure of compensation in the event of a default by either party shall be limited to compensation for actual losses incurred by the non-defaulting party, including without limitation costs of obtaining alternate contractors to perform services, production expenses, or property losses resulting directly from the failure or non-performance of the defaulting party, but not lost profits.

         18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that neither party shall transfer its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign its rights and delegate its duties hereunder to one of its Affiliates without the prior consent of the other party. It shall not be unreasonable for the Company to withhold its consent to an assignment by the Operator to its non-Affiliated successor as a Member of the Company and, in such event, the remaining Member in the Company in accordance with the LLC Operating Agreement shall have the sole right to designate the successor to the Operator.

         19.      Removal or Resignation of the Operator.

                  19.1 Removal of the Operator. During the Initial Term of this Agreement, the Operator may be removed only for "good cause" by the affirmative vote of the Management Committee (after excluding the voting interest of the Operator). For purposes hereof, "good cause" shall mean any of the following (a) repeated negligence; (b) unremedied negligence; (c) willful misconduct; (d) material breach of the standards of operation contained in Section 5; or (e) material failure to perform its obligations under this Agreement. For purposes hereof, "repeated negligence" shall occur if (i) the Operator is negligent in performing its obligations under this Agreement; (ii) the Operator receives a notice in writing from the Management Committee specifying that the Management Committee has reasonably determined that the Operator has been negligent in the performance of its duties as the Operator and the basis for such determination by the Management Committee; and (iii) the Operator receives such written notices more than three times in any six month period. For purposes hereof, "unremedied negligence" shall occur if (i) the Operator is negligent in performing its obligations under this Agreement; (ii) the Operator receives a notice in writing from the Management Committee specifying that the Management Committee has reasonably determined that the Operator has been negligent in the performance of its duties as the Operator and the basis for such determination by the Management Committee; and (iii) the Operator has not remedied, or commenced diligent efforts to cure within such period, its negligence within seven calendar days and continues to pursue such diligent efforts until such matters are cured after its receipt of the Management Committee's notice.

                  19.2 Resignation; Deemed Offer to Resign. The Operator may resign upon not less than 120 days' prior notice to the Company, in which case the other Member in the Company may elect to become the new Operator by notice to the resigning Operator within 30 days after receipt of the notice of resignation. If any of the following shall occur, the Operator shall be deemed to have resigned upon the occurrence of the event described in each of the following subsections, with the successor Operator to be appointed by the other Member at a subsequently called meeting of the Management Committee, at which the Operator shall not be entitled to vote. The other Member of the Company may appoint itself or a third party as the Operator. If a third party is appointed as the Operator, the third party must execute an Operating and Management

Agreement containing terms and conditions substantially similar to the terms set forth herein, except that the third party operator may be removed at anytime, with or without cause, by the Management Committee.

                            (a) The removal of the  Operator for "good cause" as
defined within Section 19.1;

                            (b) A  receiver,  liquidator,  assignee,  custodian,
trustee, sequestrator, or similar official for a substantial part of the Operator's assets is appointed and the appointment is neither made ineffective nor discharged within 60 days after the making thereof.

                            (c) The  Operator  fails to pay or  contest  in good
faith its bills and business debts as they become due and such failure would reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of the Operator, or (ii) the ability of the Operator to perform its obligations under this Agreement;

                            (d) The  Operator  commences a voluntary  case under
any applicable bankruptcy, insolvency, or similar Law now or hereafter in effect; or consents to, requests, or acquiesces in the entry of an order for relief in an involuntary case under any such Law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or takes corporate or other action in furtherance of any of the foregoing;

                            (e) A  judgment,  decree,  or order  for  relief  is
entered against the Operator that materially affects its ability to serve as the Operator, or materially affects a substantial part of its interest in the Company or its other assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency, or other similar Law of any jurisdiction now or hereafter in effect; or

                            (f) A  successful  challenge  of  the  Operator,  as
provided for in Section 19.4.

Under Subsections (b), (c), or (d) above, the appointment of a successor Operator shall be deemed to pre-date the event causing the deemed resignation.

                  19.3 Continuity of Operations. In the event of its removal, resignation, or deemed resignation, the Operator will cooperate in transferring files, accounts, data, contract rights, and all other things necessary or convenient for the conduct of Operations by the new Operator. The Operator will use its best efforts to provide for continuity of Operations notwithstanding the transfer of operational responsibility to its successor.

                  19.4 Replacement of Operator on Economic Grounds. At any time following the Initial Term the Company may give written notice to the Operator proposing terms and conditions under which the Company (a) believes that

Operations can be conducted more efficiently and (b) is willing to become the Operator under this Section or has a bona fide commitment from a third party (including any Member of the Company) to do so. The notice shall set forth specific changes in operating practices or procedures, specific reductions in charges or other costs of operation under this Agreement (including overhead), or both. Within 30 days after receipt of the Company's notice, the Operator will notify the Company that it elects (x) to allow the Company, or the Company's designee, to become the Operator under the terms and conditions contained in the Company's proposal or (y) to continue as the Operator under the terms and conditions of the Company's proposal. If the Operator elects to proceed under "(x)," the change of Operator shall occur effective 7:00 a.m. on the 30th day after receipt by the Company of the Operator's notice of election. The removed Operator cannot seek to remove and replace the replacement Operator under this
Section 19.4 within six (6) months after the date of removal of the removed Operator.

                  19.5     Sale of MCNIC's Interest; Reduced Crown Interest.

                            (a) Notwithstanding anything to the contrary in this
Agreement or the LLC Operating Agreement, if at any time after the Initial Term MCNIC transfers its entire membership interest in the Company to a Person that is not an Affiliate of MCNIC or the Company sells the Plant to a Person that is not an Affiliate of the Company or any member of the Company (the "Transferee"), the Transferee shall have the right, exercisable by written notice to the Operator within 30 days after transfer of MCNIC's membership interest or purchase of the Plant, as the case may be, to replace Crown Asphalt as the Operator with the Transferee's designee, effective upon the date and time specified in the notice, and any binding agreement of MCNIC or the Company to sell its membership interest in the Company or the Plant, respectively, to a party other than one of the aforementioned parties shall indicate whether the purchaser intends to remove Crown Asphalt as the Operator.

                            (b) If at any time either (i) Crown Parent ceases to
own at least 50% of the voting stock of Crown Asphalt or to control Crown Asphalt, or (ii) Crown Asphalt fails to maintain at least a 5% membership interest in the Company, or (iii) Crown Asphalt is entitled to receive less than a 5% share of any distributions made by the Company, then MCNIC shall be entitled to remove Crown Asphalt as the Operator and to replace Crown Asphalt as the Operator with MCNIC's designee, effective upon the date and time specified in the notice.

         20.      Arbitration.

                  20.1 Submission to Arbitration. The parties hereby submit all controversies, claims, and matters of difference arising under this Agreement to arbitration. Without limiting the generality of the foregoing, the following shall be considered controversies for this purpose: (a) all questions relating to the interpretation or breach of this Agreement, (b) all questions relating to any representations, negotiations, and other proceedings leading to the execution hereof, and (c) all questions as to whether the right to arbitrate any such question exists.

                  20.2 Initiation of Arbitration and Selection of Arbitrators. The party desiring arbitration shall so notify the other party, identifying in reasonable detail the matters to be arbitrated and the relief sought. Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney with at least ten years' experience in mining law; (2) an attorney with at least ten years' experience in general commercial law, including mining matters; and (3) a person with at least ten years' experience in the oil and gas or mining industry and at least 10 years experience in tar sands or crude oil processing. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA. If any party or the arbitrators fail to select arbitrators as required above, the AAA shall select such arbitrators. The arbitrators shall be entitled to a fee commensurate with their fees for professional services requiring similar time and effort. If the arbitrators so desire, they shall have the authority to retain the services of a neutral judge or attorney (whose fees shall be treated as an arbitrator's fees) to assist them in administering the arbitration and conducting any hearings and taking evidence at such hearings or otherwise.

                  20.3 Arbitration Procedures. All matters arbitrated hereunder shall be arbitrated in Denver, Colorado pursuant to Utah Law, and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, except to the extent such rules conflict with the express provisions of this Section 20 (which shall prevail in the event of such conflict); provided, however, that all substantive law issues relating to the rights and obligations of the parties under this Agreement shall be governed by Section 23.3 below. The arbitrators shall conduct a hearing no later than 45 days after submission of the matter to arbitration, and a decision shall be rendered by the arbitrators within 10 days of the hearing. At the hearing, the parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required, but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate. Any award entered in an arbitration shall be made by a written opinion stating the reasons for the award made.

                  20.4 Enforcement. This submission and agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceedings has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties to the extent and in the manner provided by Utah Law. All awards may be filed with the clerk of one or more courts, state, federal, or foreign, having jurisdiction over the party against which the award is rendered or its property, as a basis of judgment and of the issuance of execution for its collection. No party shall be considered in default hereunder during the pendency of arbitration proceedings specifically relating to such default.

                  20.5 Fees and Costs. The arbitrators' fees and other costs of the arbitration and the reasonable attorney fees, expert witness fees and costs of the prevailing party shall be borne by the non-prevailing party. In its written opinion, the arbitration panel shall, after comparing the respective positions asserted in the arbitration claim and answer thereto, declare as the prevailing party that party whose position was closest to the arbitration award

(not necessarily the party in favor of which the award on the arbitration claim is rendered) and declare the other party to be the non-prevailing party. The arbitration award shall include an award of the fees and costs provided by this
Section 20.5 against the non-prevailing party.

         21.      Notice; Representatives.

                  21.1 Representatives. The Operator and the Company shall each designate an individual, and one or more alternates, who shall be its representative for purposes of receiving and giving communications with the other in regard to the performance of this Agreement.

                  21.2 Notices. All notices, requests, or other communications ("Notices") required to be given or made hereunder shall be in writing and addressed as follows:

                  If to the Company:

                           Crown Asphalt Ridge L.L.C.
                           c/o MCNIC
                           150 West Jefferson Avenue
                           Suite 1700
                           Detroit, Michigan  48226
                           Attention:  William E. Kraemer
                           Facsimile:  (313) 256-6918

                  With copy to:

                           MCNIC
                           150 West Jefferson Avenue
                           Suite 1700
                           Detroit, Michigan  48226
                           Attention:  William E. Kraemer
                           Facsimile:  (313) 256-6918

                           and

                           MCN Energy Group
                           500 Griswold
                           10th Floor
                           Detroit, Michigan 48226
                           Attention:  Daniel L. Schiffer, Esq.
                           Facsimile:  (313) 965-0009

                  With copy to:

                           Crown Energy Corporation
                           215 South State

                           Suite 550
                           Salt Lake City, Utah 84111
                           Attention:  Mr. Jay Mealey
                           Facsimile:  (801) 537-5609

                  If to the Operator, to:

                           Crown Asphalt Corporation
                           215 South State, Suite 550
                           Salt Lake City, Utah  84111
                           Attention:  Mr. Jay Mealey
                           Facsimile:  801 537-5609

or to such address as either party may notify the other party in writing. Notices shall be given (a) by personal delivery to the other party, or (b) by electronic communication, with answer- back confirmation. All Notices shall be effective and shall be deemed delivered (a) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, or
(b) if by electronic communication on the date the electronic communication is received if received during normal business hours, otherwise on the next business day following receipt of the electronic communication.

         22. Confidentiality. Each party agrees to keep confidential and not use, reveal, provide or transfer to any third party other than a Member, or an Affiliate of a Member, any Confidential Information it obtains or has obtained concerning the other party, except: (a) to the extent that disclosure to a third party is required by applicable Law; (b) information that, at the time of disclosure, is generally available to the public (other than as a result of a breach of this Agreement or any other confidentiality agreement to which the party is subject or of which it has knowledge), as evidenced by generally available documents or publications; (c) information that was in its possession prior to disclosure (as evidenced by appropriate written materials) and was not acquired directly or indirectly from the other party; (d) to its employees, consultants or advisors for the purpose of carrying out their duties hereunder, to the extent disclosure is necessary or advisable; (e) to banks or other financial institutions, to the extent disclosure is necessary or advisable to obtain financing; (f) to third parties to the extent necessary to enforce this Agreement; provided, however, that in each case of disclosure pursuant to (a),
(d) or (e), the party or parties to whom disclosure is made agree to be bound by this confidentiality provision. The obligation of each party not to disclose Confidential Information except as provided herein shall not be affected by the termination of this Agreement or the replacement of either or both of the parties.

         23.      General Provisions.

                  23.1 Section Headings. The section headings in this Agreement are for reference purposes only and shall not be used to construe or interpret or affect in any way the substantive meaning, intent, or interpretation of this Agreement.

                  23.2 Severability. If any provision of this Agreement shall be determined by any relevant legal authority to be unlawful, unenforceable, invalid, void or voidable, the legality, validity, or enforceability of the remainder of this Agreement shall not be affected or impaired thereby and the unlawful, unenforceable, invalid, void, or voidable provision shall be deemed deleted from this Agreement to the same extent as if never incorporated.

                  23.3 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of Utah, without regard to its conflict of law rules.

                  23.4 Entire Agreement; Amendments. This Agreement sets forth the entire agreement between the parties relating to the subject matter contained herein and supersedes all prior discussions and understandings among them. This Agreement may not be amended except by written agreement executed by both parties.

                  23.5 No Partnership. It is not the purpose or intent of this Agreement to create, and it shall never be construed as creating, a joint venture, partnership, mining partnership, or agency relationship between the Company and the Operator.

                  23.6 Waiver. A waiver by either party of a default hereunder shall not be deemed to be a waiver of any subsequent default, nor shall any delay in asserting a right hereunder be deemed a waiver of such right. The preceding sentence shall not be construed as a waiver of any applicable statute of limitations. The failure of either party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder, shall not be construed as a waiver of any such provisions or relinquishment of any such rights, but the same shall continue and remain in full force and effect. All remedies afforded under this Agreement shall be cumulative and in addition to every other remedy provided for herein or by Law.



         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in two original counterparts, effective for all purposes as of the date set forth above.




                              CROWN ASPHALT CORPORATION, a Utah
                              corporation







                              By:

                              Name:  Jay Mealey

                              Title:  President

                              CROWN ASPHALT RIDGE, L.L.C., a Utah limited liability company



                              By:       CROWN ASPHALT CORPORATION, a
                                        Member





                              By:

                              Name:  Jay Mealey

                              Title:  President





                               and





                              By:      MCNIC PIPELINE & PROCESSING
                                       COMPANY, a Michigan corporation, a
                                       Member







                              By:

                              Name:

                                     Title: